The Manitowoc Company, Inc. Announces
Proposed Offering of $300 Million of Senior Secured Second Lien Notes due 2026

Milwaukee, Wis.–March 6, 2019– The Manitowoc Company, Inc. (NYSE: MTW) (“Manitowoc”) announced today that it has commenced a private offering (the “Offering”) of $300,000,000 aggregate principal amount of senior secured second lien notes due 2026 (the “Notes”), subject to market and other conditions, including Manitowoc entering into a new asset-based revolving credit facility (the “New ABL Credit Facility”). The Notes will be guaranteed on a senior secured second lien basis, jointly and severally, by each of Manitowoc’s domestic subsidiaries that will guarantee the New ABL Credit Facility. There can be no assurance that the Offering will be completed on a timely basis, or at all.

Manitowoc intends to use the net proceeds from the Offering, together with proceeds from the initial extension of credit under the New ABL Credit Facility, to (i) redeem all of its outstanding 12.75% Senior Secured Second Lien Notes due 2021; (ii) repay all obligations outstanding, and terminate all commitments, under (x) its existing $225.0 million asset-based revolving credit facility and (y) its existing $75.0 million accounts receivable securitization program; and (iii) pay related fees and expenses, including applicable premiums. Manitowoc intends to use any remaining net proceeds for general corporate purposes.

The Notes will be offered and sold to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S. The Notes and related guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This shall not constitute an offer to sell, or a solicitation of an offer to buy, the Notes or any other securities and shall not constitute an offer to sell, or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include, but are not limited to, statements regarding the Offering and the timing of the closing of the Offering and the anticipated use of proceeds therefrom, are based on the current expectations of the management of Manitowoc and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainty that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

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unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment, changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	unanticipated changes in revenues, margins, costs, and capital expenditures;
•	the ability to increase operational efficiencies across Manitowoc’s businesses and to capitalize on those efficiencies;
•	the ability to significantly improve profitability;
•	the risks associated with overall economic growth or contraction;
•	changes in raw material and commodity prices, including as a result of tariffs;
•	foreign currency fluctuation and its impact on reported results and hedges in place with Manitowoc;
•	the ability to focus on customers, new technologies, and innovation;
•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth; and
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other risk factors detailed in Manitowoc's Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its other filings with the United States Securities and Exchange Commission (the “SEC”).

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect Manitowoc’s actual results of operations is included in its filings with the SEC, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

For more information:

The Manitowoc Company, Inc.
Ion Warner
VP, Marketing and Investor Relations
+1 414-760-4805